Exhibit 99.2

March 30, 2006

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

JPMorgan Chase Bank, National Association

399 Park Avenue

New York, New York 10022

Report of Independent Accountants

SLM Private Credit Student Loan Trust 2005-A

We have examined management’s assertion included in the accompanying report titled Report of Management on Compliance by Administrator, that Sallie Mae, Inc. (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.03(a)(i), 2.03(a)(ii), 2.04, 2.06(a), 2.06(b), 2.07(a), 2.07(b), 2.07(c), 2.08 (a)(i), 2.08(a)(ii), 2.09, 3.01(b), 3.01(c), 3.01(d), 3.02(a), 3.02(c), and 3.02(d) of the Administration Agreement among the Company, JPMorgan Chase Bank, National Association and Sallie Mae, Inc., as Servicer (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2005-A, for the period April 1, 2005 through December 31, 2005.  The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period April 1, 2005 through December 31, 2005 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, JPMorgan Chase Bank, National Association and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS

Report of Management on Compliance by Administrator

I acknowledge that as a member of management of Sallie Mae, Inc. (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.03(a)(i), 2.03(a)(ii), 2.04, 2.06(a), 2.06(b), 2.07(a), 2.07(b), 2.07(c), 2.08 (a)(i), 2.08(a)(ii), 2.09, 3.01(b), 3.01(c), 3.01(d), 3.02(a), 3.02(c), and 3.02(d) of the Administration Agreement among the Company, JPMorgan Chase Bank, National Association and Sallie Mae, Inc., as Servicer, (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2005-A.  We are also responsible for establishing and maintaining effective internal control over compliance with the terms and conditions of the Agreement.

We have performed an evaluation of the Company’s compliance with the conditions of the Sections in the Agreement indicated above.  Based on the evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period April 1, 2005 through December 31, 2005.

March 30, 2006

/S/ J. LANCE FRANKE
J. Lance Franke
Senior Vice President, Sallie Mae, Inc.

March 30, 2006

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Manhattan Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

JPMorgan Chase Bank, National Association

399 Park Avenue

New York, New York 10022

Report of Independent Accountants

SLM Private Credit Student Loan Trust 2005-A

We have examined management’s assertion, included in the accompanying report titled Report of Management on Compliance by Servicer, that Sallie Mae, Inc., (the “Company”) complied, in all material respects, with the terms and conditions of the following:

•                  Sections 2.02, 2.03, 3.01, 3.02(a), 3.02(b), 3.05(a), 3.06, 3.10(a) of the Servicing Agreement.

•                  Pursuant to Section 3.15 of the Servicing Agreement; Sections 2.04, 2.05, 2.06(a), 3.01(a), 3.02(a), and 3.02(b) of the Administration Agreement.

The Servicing Agreement exists among the Company, Chase Bank USA, National Association, JPMorgan Chase Bank, National Association, and Sallie Mae, Inc., as Administrator, (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2005-A, for the period April 28, 2005 through December 31, 2005.  The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the

American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period April 28, 2005 through December 31, 2005 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Chase Bank USA, National Association and JPMorgan Chase Bank, National Association and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS

Report of Management on Compliance by Servicer

I acknowledge that as a member of management of Sallie Mae, Inc., (the “Company”), we are responsible for ensuring compliance with the terms and conditions of the following:

•                  Sections 2.02, 2.03, 3.01, 3.02(a), 3.02(b), 3.05(a), 3.06, 3.10(a) of the Servicing Agreement.

•                  Pursuant to Section 3.15 of the Servicing Agreement; Sections 2.04, 2.05, 2.06(a), 3.01(a), 3.02(a), and 3.02(b) of the Administration Agreement.

The Servicing Agreement exists among the Company, Chase Bank USA, National Association, JPMorgan Chase Bank, National Association, and the Sallie Mae Inc., as Administrator, (the “Agreement”) pursuant to the SLM Private Credit Student Loan Trust 2005-A.  We are also responsible for reviewing and ensuring implementation of, and ongoing compliance with, effective internal control over compliance with the terms and conditions of the Agreement.

On an ongoing basis we evaluate the Company’s compliance with the terms and conditions of the Sections in Agreement indicated above.  Based on this management oversight and evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period April 28, 2005 through December 31, 2005.

March 30, 2006

/S/ JOHN F. WALLERSTEDT
John F. Wallerstedt
Senior Vice President,
Sallie Mae, Inc.